Portions of this Exhibit 10.16 have been omitted pursuant to a confidential treatment request. The omitted material has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY


             SEVENTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT


SEVENTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT (this "Agreement") dated as of February 17, 2003 among SR TELECOM INC., a corporation duly organized and validly existing under the laws of Canada ("SRT"), COMUNICACION Y TELEFONIA RURAL S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower"), EXPORT DEVELOPMENT CANADA (formerly Export Development Corporation), a corporation established by an Act of the Parliament of Canada ("EDC"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB", together with EDC, the "Senior lenders").

WHEREAS, the Borrower and the Senior Lenders are parties to a Common Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Common Agreement"),

WHEREAS, the Borrower and EDC are parties to an Amended and Restated Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "EDC Loan Agreement);

WHEREAS, the Borrower and IDB are parties to a Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "IDB Loan Agreement");

WHEREAS, SRT, the Borrower and the Senior Lenders are parties to (i) an amended and restated Project Funds Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Project Funds Agreement") and
(ii) an amended and restated Direct Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Direct Agreement");

WHEREAS, SRT and the Senior Lenders are parties to an amended and restated Performance Undertaking Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Performance Undertaking Agreement, and, together with the Common Agreement, the EDC Loan Agreement, the IDB Loan Agreement, the Project Funds Agreement and the Direct Agreement, the "Relevant Agreements"); and

WHEREAS, SRT and the Borrower requested that the Senior Lenders temporarily waive certain existing and anticipated Defaults and Events of Default and to amend certain provisions of the Relevant Agreements, and the Senior Lenders granted such waivers and amendments in accordance with the terms and conditions set forth in the Sixth Amendment and Limited Term Waiver Agreement dated as of February 20, 2002 among SRT, the Borrower and the Senior Lenders (the "Sixth Amendment and Limited Term Waiver Agreement").

WHEREAS, SRT and the Borrower have provided the Senior Lenders with duly executed copies of (i) the Master and Share Exchange Agreement dated as of July 15, 2001 among the Borrower, Chilean Holdco, BVI Holdco, Rural Telecommunications Chile S.A., a sociedad anonima duly organized and validly existing under the laws of Chile ("RTC"), Gilat-to-Home Latin America (Holland), N.V., a corporation duly incorporated and validly existing under the laws of the Netherlands and Gilat-to-Home Chile S.A., sociedad anonima duly organized and validly existing under the laws of Chile ("GTH Chile")(as such agreement may be amended from time to time, the "Master and Share Exchange Agreement"), (ii) the Settlement and Indemnification Agreement dated as of January 29, 2002 among the Borrower, Chilean Holdco, BVI Holdco, RTC GTH Chile, Gila-to-Home Latin America (Holland), N.V., a corporation duly incorporated and validly existing under the laws of the Netherlands and Gilat Satellite Networks Ltd., a company duly incorporated and validly existing under the laws of the State of Israel (as such agreement may be amended from time to time the "Settlement Agreement") and (iii) the Contribution Agreement dated as of June 30, 2001 among RTC, GTH Chile and Gilat-to-Home Latin America (Holland) N.V., a corporation duly incorporated and validly existing under the laws of the Netherlands (as such agreement may be amended from time to time, the "Contribution Agreement" and, together with the Master and Share Agreement and the Settlement Agreement, the "Gilat Transaction Documents") and the Senior Lenders have reviewed the Gilat Transaction Documents.

WHEREAS, SRT and the Borrower have requested that the Senior Lenders further temporarily waive certain existing and anticipated Defaults and Events of Default and amend certain provisions of the Relevant Agreements, and the Senior Lenders are willing to grant such waivers and amendments on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Common Agreement are used herein (including the recitals hereto) as defined therein.

SECTION 2. SEVENTH AMENDMENT SPECIFIED DEFAULTS. As used herein, "Seventh Amendment Specified Defaults" shall mean the following continuing Defaults and Events of Default:

(a) the Defaults and the Events of Default which have resulted from the Borrower's failure to;

         (i) prepay the Senior Loans on January 31, 2003 in accordance with and to the extent provided for in Section 2.06(d) of the Common Agreement; and

         (ii) demonstrate by January 31, 2003 that Financial Completion occurred no later than December 31, 2002 as required by
                  Section 8.20 of the Common Agreement;

(b) the Defaults and the Events of Default caused by SRT's failure to permit the Borrower to pay on January 31, 2003 an amount equal to that portion of the aggregate outstanding Obligations which the Borrower would be required to pay in order to permit the Borrower to comply with the requirements of Section 8.20(f) of the Common Agreement as required by Section 2.01(a)(v) of the Project Funds Agreement;

(c) the Default and the Event of Default caused by the transfer on July 19, 2001 from Antonio Ortuzar Vicuna to the Borrower of 4,999 shares in RTC and the transfer on July 20, 2001 from Rodrigo Marre Grez to the Borrower of 5,000 shares in RTC and the holding by the Borrower of 9,999 shares in RTC until the transfer of such shares to Antonio Ortuzar Vicuna on August 22, 2001, in breach of the covenant set forth in Section 8.14 of the Common Agreement;

(d) the Defaults and Events of Default caused by the Borrower entering into transactions with RTC between July 15, 2001 and the Effectiveness Date which were not (a) in the ordinary course of business and (b) upon terms no less favorable to the Borrower than it would have obtained in a comparable arm's-length transaction with a Person which is not an Affiliate, in breach of the covenant set forth in Section 8.19 of the Common Agreement;

(e) the Defaults and Events of Default caused by the Borrower entering into the Master and Share Exchange Agreement and becoming obligated by
         Section 3.3(i) of the Master and Share Exchange Agreement (as such obligation was subsequently modified by Section 2.10 of the Settlement Agreement) in breach of the covenant set forth in Section 8.08 of the Common Agreement;

(f) the Specified Defaults (as such term is defined in the Sixth Amendment and Limited Term Waiver Agreement);

(g) the Borrower's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clause (a) and (f) above for additional relevant measuring periods occurring during the Waiver Period (as defined in Section 3 below); and

(h) SRT's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clause (b) and (f) above for additional relevant measuring periods during the Waiver Period (as defined in Section 3 below).

SECTION 3. TEMPORARY WAIVER. The Senior Lenders agree, on the terms and subject to the conditions hereof, temporarily to waive during the period (the "Waiver Period") from and after the date the conditions specified in Section 5 have been satisfied (the "Effective Date") until (but excluding) the Waiver Termination Date (as defined in Section 6 below) the Seventh Amendment Specified Defaults. Notwithstanding such temporary waiver, it is understood by the Borrower and SRT that the Senior Lenders have not waived, other than the Seventh Amendment Specified Defaults, any Default or Event of Default or any rights or remedies in respect thereof under the Transaction Documents or otherwise. During the Waiver Period (and thereafter), the Senior Lenders shall be permitted to exercise all of their rights and remedies under the Transaction Documents (other than with respect to the Seventh Amendment Specified Defaults), except as may be expressly limited or provided otherwise in this Agreement.

SECTION 4. RELEVANT AGREEMENT AMENDMENTS. The Senior Lenders agree, subject to the satisfaction of the conditions precedent specified in Section 5 below, to amend certain provisions of the Relevant Agreements as follows:

(a)      the Common Agreement shall be amended as follows:

(i) Section 1.01 of the Common Agreement shall be amended by inserting the following definitions in alphabetical order therein:

         ""RTC shall mean Rural Telecommunications Chile S.A,, a sociedad anonima duly organized and validly existing under the laws of Chile."

         ""Seventh Amendment and Limited Term Waiver Agreement" shall mean the Seventh Amendment and Limited Term Waiver Agreement dated as of February 17, 2003 among the Borrower, SRT and the Senior Lenders.";

(ii) the definition of "CIBC Facility" shall be amended by replacing the words "February 8, 2002" with the words "February 10, 2003".

(iii) the definition of "Deferred Amount" in Section 1.01 of the Common Agreement shall be amended by deleting the definition in its entirety and replacing it with the following:

         ""Deferred Amount" shall mean, on any date of determination, the sum of
         (a) $5,250,000, being the amount of principal which would have been payable under the Senior Loan Agreements (as amended by the Sixth Amendment and Limited Term Waiver Agreement) on the Principal Payment Date occurring on May 15, 2003 in the event that the Senior Loan Agreements had not been amended by the Seventh Amendment and Limited Term Waiver Agreement plus (b) $3,250,000, being the amount of principal which would have been payable under the Senior Loan Agreements on the Principal Payment Date occurring on November 15, 2003 in the event that the Senior Loan Agreements had not been amended by the Seventh Amendment and Limited Term Waiver Agreement less (c) $2,000,000 being the amount of principal payable on February 18, 2003 in accordance with the Senior Loan Agreements (as amended by the Seventh Amendment and Limited Term Waiver Agreement), if such payment is made, less (d) $1,000,000 being the amount of principal payable on May 15, 2003 in accordance with the Senior Loan Agreements (as amended by the Seventh Amendment and Limited Term Waiver Agreement), if such payment is made, less (c) $3,000,000 being the amount of principal payable on November 15, 2003 in accordance with the Senior Loan Agreements (as amended by the Seventh Amendment and Limited Term Waiver Agreement), if such payment is made, less (f) (without duplication) the amounts of principal paid by the Borrower to the Senior Lenders on or after January 31, 2003 and on or prior to such date of determination by transfer from the Accrual Accounts in accordance with the provisions of Sections 4.04(b) and 4.05(b).";

(iv) The definition of "SRT Budget" shall be amended by (1) replacing the word "the three-year" with the word "a draft or final copy, as the case may be, of a one-year", (2) deleting the words "approved by SRT's board of directors" and (3) replacing the words "on December 21, 2001" with the words "in accordance with Section 5.1 (a)(v)(D) of the Direct Agreement."

         (v) The first sentence of Section 8.01 of the Common Agreement shall be amended by deleting the words "and to PWC" where they appear after the words "The Borrower shall deliver to the Senior Lenders";

         (vi)     Section 8.01(a) of the Common Agreement shall be amended by
                  (1) deleting the word ", and" where it appears in the fourth line after the words "related balance sheet of the Borrower as at the end of such fiscal year" and (2) inserting the words "together with separate statements of income, retained earnings and cash flows of RTC for such fiscal year, the related balance sheet of RTC as at the end of such fiscal year and consolidated statements of income, retained earnings, cash flows and the related balance sheet for both CTR and RTC. Such financial statements shall be" after the words "related balance sheet of the Borrower as at the end of such financial year," appearing in the fourth line of Section 8.01(a);

         (vii)    Section 8.0l(b) of the Common Agreement shall be amended by
                  (1) deleting "," where it appears in the fifth line after the words "related balance sheet of the Borrower as at the end of such period" and (2) inserting the words ", together with separate unaudited interim statements of income, retained earnings and cash flows of RTC for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related balance sheet of RTC as at the and of such period and consolidated statements of income, retained earnings, cash flows and the related balance sheet for both CTR and RTC. Such financial statements shall be" after the words "and the related balance sheet of the Borrower as at the end of such period" appearing on the fourth and fifth lines of Section 8.01(b);

         (viii)   Section 8.01 (c) of the Common Agreement shall be amended by
                  (1) replacing the words "eight Business Days" where they appear after the words "in any event" in the first line thereof with the words "fifteen Business Days" and (2) replacing the words "attached to the Fifth Amendment as Exhibit A, together with (i) a variance analysis between the information provided in such monthly report and the Base Case and (ii) a report prepared by the management of the Borrower explaining any material variances" with the following text:

                  "attached to the Seventh Amendment and Limited Term Waiver Agreement as Exhibit A, including (i) a monthly comparison of the information contained in the monthly report with the information provided in the monthly forecasts delivered to the Senior Lenders in accordance with Section 8.01(g) and (ii) an annual comparison the information provided in the monthly report against the forecasts for the relevant year set out in the business plan delivered to the Senior Lenders in accordance with Section 8.01(h);";

         (ix)     Section 8.01(g) of the Common Agreement shall be amended by
                  (1) replacing the words "no later than ten Business Days" where they appear at the beginning of the clause with the words "no later than fifteen Business Days", (2) deleting the words "and PWCS" where they appear after the words "the Borrower shall deliver to the Senior Lenders and" and (3) replacing the word "weekly" where it appears at the end of the sub-section after the words "three-month forecasts for the Borrower shown on a" with the word "monthly";

         (x) Section 8.10(g) of the Common Agreement shall be amended by replacing the words "$450,000 in any fiscal quarter" with the words "$1,250,000 in any fiscal year"; and

         (xi) Section 8.10(h) of the Common Agreement shall be deleted in its entirety and replaced with the following text:

                           "(h) Capital Expenditures. The Borrower shall not
                  incur nor pay Capital Expenditures in excess of $1,200,000 during the 2003 calendar year. In calendar years subsequent to 2003 the Borrower shall not incur nor pay any Capital Expenditures without the prior written consent of the Senior Lenders.";

         (xii) Section 8.19 of the Common Agreement shall be amended by (1) replacing the word "Enter" with the words "the Borrower shall not enter" at the beginning of the Section and (2) adding the words "other than transactions with RTC in connection with which the Borrower renders operational services to RTC provided that the receivables generated by such transactions shall at no time exceed $350,000" at the end of the Section.

(b)      the EDC Loan Agreement shall be amended as follows:

         (i) Section 3.01 of the EDC Loan Agreement shall be amended by deleting the second-last sentence thereof and replacing it with the following:

                           "Notwithstanding the foregoing, the Lender agrees
                  that the payment of the portion of the Deferred Amount due and payable to the Lender shall be deferred as specified in this paragraph, and the Borrower shall pay the Lender (a) the amount of $1,090,908 on February 18, 2003, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between January 31, 2003 and February 18, 2003, (b) the amount of $538,462 on May 15, 2003, together with all amounts of interest due and payable to the Lender, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between February 18, 2003 and May 15, 2003, (c) the amount of $1,615,385 on November 15, 2003, together with interest thereon, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between May 16, 2003 and November 15, 2003 and (d) the amount of $1,346,153 on May 15, 2004, together with interest thereon, less any amounts that have been transferred from the EDC Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between November 16, 2003 and May 15, 2004.";

(c)      the IDB Loan Agreement shall be amended as follows:

         (i) Section 3.01 of the IDB Loan Agreement shall be amended by inserting the following prior to the last sentence thereof:

                           "Notwithstanding the foregoing, the Lender agrees
                  that the payment of the portion of the Deferred Amount due and payable to the Lender shall be deferred as specified in this paragraph, and the Borrower shall pay the Lender (a) the amount of $909,092 on February 18, 2003, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between January 31, 2003 and February 18, 2003, (b) the amount of $461,538 on May 15, 2003, together with all amounts of interest then due and payable to the Lender, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between February 18, 2003 and May 15, 2003, (c) the amount of $1,384,615 on November 15, 2003, together with interest thereon, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between May 16, 2003 and November 15, 2003 and (d) the amount of $1,153,847 on May 15, 2004, together with interest thereon, less any amounts that have been transferred from the IDB Accrual Account in accordance with the proviso in Section 4.04(b) of the Common Agreement between November 16, 2003 and May 15, 2004.";

(d)      The Direct Agreement shall be amended as follows:

         (i)      Section 5.1(a)(v) of the Direct Agreement shall be amended by
                  (1) replacing the phrase "10 Business Days" where it appears at the beginning of Section 5.1(a)(v)(B) and Section 5.1(a)(v)(C) with the phrase "fifteen Business Days", (2) adding the words "and a monthly cashflow statement" after the words "monthly income statements and balance sheets" where they appear in the second line of Section 5.1(a)(v)(B) and (3) replacing the existing Section 5.l(a)(v)(D) with the following text: "by no later than November 15 each year, a draft of the SRT Budget for the subsequent year and by no later than December 1 in each year, a copy of the SRT Budget for the subsequent year, as approved by SRT's board of directors,"; and

         (ii) The word "and" appearing at the end of Section 5.1(a)(vi) shall be deleted and inserted after the end of Section 5.1(a)(vii) and the following text shall be added as a new
                  Section 5.l(a)(viii) after the end of Section 5.l(a)(vii):

                           "(viii) by no later than fifteen Business Days after
                  each Quarterly Date, (1) quarterly cash forecasts for the subsequent quarter and quarter-end cash balance information for the preceding quarter together with an analysis of the variance between the actual quarter-end cash balance and the projected quarter-end cash balance as provided to the Senior Lenders in accordance with Section 5.1(a)(v)(D) and (2) quarterly information regarding SRT's acquisitions since January 1, 2000, including information regarding revenue contribution, cost of goods sold and research and development.".

SECTION 5. EFFECTIVENESS. This Agreement shall become effective on the date on which each of the following items has been satisfied (or waived by the Senior Lenders) in form and substance satisfactory to the Senior Lenders:

(a) each Senior Lender shall have received (i) an executed counterpart of this Agreement from each other Senior Lender, the Borrower and SRT and
         (ii) an executed version of amendments of the Project Accounts Agreement necessary in order to reflect the amendments to Section 4 of the Common Agreement set out in the Sixth Amendment and Limited Term Waiver Agreement;

(b) SRT shall have provided evidence satisfactory to the Senior Lenders of the payment in full of all outstanding and invoiced fees and expenses of the Senior Lenders (including, without limitation, fees and expenses which have been invoiced by consultants and attorneys retained to assist the Senior Lenders);

(d)      SRT shall have paid a forbearance fee in the amount of [    ]* to each
         of the Senior Lenders;

(e) SRT shall have provided the Senior Lenders with (i) written confirmation, in form and substance satisfactory to the Senior Lenders, from Canadian Imperial Bank of Commerce that Canadian Imperial Bank of Commerce has agreed to increase the $5,000,000 annual cap on inter-company loans from SRT to the Borrower set out in Section 17 of the CIBC Facility to $6,000,000 and (ii) a copy of the most recent version of documentation relating to the CIBC Facility reflecting such agreement including any annexes containing definitions which are attached thereto;

(f) SRT shall have provided the Senior Lenders with any and all documentation related to (i) the legal formation, shareholding and current operation and management of RTC, (ii) the actual or proposed acquisition of shares of RTC by the Borrower or any other SRT Party (as such term is defined in the Transfer Restrictions Agreement) and (iii) any agreement or other document concerning or documenting the actual or proposed issuance of shares of the Borrower in connection with the acquisition of any shares of RTC; and

(g) the Senior Lenders shall have received the following legal opinions, each in form and substance satisfactory to the Senior Lenders: (a) the corporate and no-breach opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to SRT, (b) the opinion of Pillsbury Winthrop, New York counsel to SRT and the Borrower and (c) the opinion of Baker & McKenzie, Chilean counsel to the Borrower.

* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

SECTION 6. TERMINATION. The temporary waiver provided in Section 3 shall terminate and be of no further force or effect at 10:00 a.m. (New York City time) on the date (the "WAIVER TERMINATION DATE") which is the earliest of;

(a)      February 13, 2004;

(b) the date of the occurrence of any of the events listed in Sections 9(h), 9(i), and 9(j) of the Common Agreement with respect to SRT;

(c) the date of the occurrence of any of the events listed in Sections 9(h), 9(i), and 9(j) of the Common Agreement with respect to the Borrower;

(d)      the date of the occurrence of any one or more of the following events:

         (i) a breach by the Borrower or SRT of any of the representations, warranties, covenants, or other provisions contained in Sections 9, 10(a) or 10(b) of this Agreement;

         (ii) a breach by the Borrower or SRT of any of the representations, warranties, covenants, or other provisions contained in this Agreement (excluding the representations, warranties, covenants, or other provisions referred to in Section 6(d)(i) above) which breach shall continue for five (5) Business Days after the Borrower or SRT has knowledge thereof; or

         (iii) any Event of Default or Default (without regard to the giving of any notice or the lapse of time), other than a Seventh Amendment Specified Default, shall occur and be continuing;

(e) the date of the occurrence of any of the events listed in Section 5.1 of the Trust Indenture;

(f)      the date of the breach of any of the covenants listed in Section 13 or
         Section 14 (or any other section of the CIBC Facility as it may be amended from time to time that imposes covenants upon SRT) of the CIBC Facility;

(g) the date that the Borrower or SRT takes any action to challenge (including, without limitation, to assert in writing any challenge to) the validity, perfection or enforceability of this Agreement, any Transaction Document or any provision of any such agreement or document, or the security interests and Liens provided thereunder;

(h) the date that any secured creditor of the Borrower or SRT initiates steps to, or notifies the Borrower or SRT of its intent to, foreclose on any assets of the Borrower or SRT, with respect to which such creditor holds a Lien; and

(i)      the date of the occurrence of any one or more of the following events:

         (i) the Borrower issues any shares in its capital stock without the prior written consent of the Senior Lenders;

         (ii) SRT consents to any action taken by any SRT Party that would permit, allow or authorize the issuance of any shares in the capital stock of the Borrower without the prior written consent of the Senior Lenders;

         (iii) the Borrower acquires, takes title to or consummates a legal right to acquire any shares of capital stock in RTC without the prior written consent of the Senior Lenders.

From and after the Waiver Termination Date, the temporary waivers set forth herein shall terminate and be of no further force or effect, and the Senior Lenders shall be entitled to immediately exercise and enforce any and all rights and remedies available to the Senior Lenders as a consequence of any (inter alia) Seventh Amendment Specified Defaults that have occurred prior to, during or after the Waiver Period. Except as otherwise provided herein, all other provisions of this Agreement shall survive the Waiver Termination Date and shall continue to be binding upon the parties hereto.

SECTION 7. AMENDMENTS; EXTENSIONS. Except as expressly provided herein, the terms of this Agreement may be modified, amended or waived only by an instrument in writing executed by the Borrower, SRT and the Senior Lenders. It is understood and agreed that the Senior Lenders are not and shall not be under any obligation, express or implied, to consent to any modification or amendment hereof or to any extension of the Waiver Period.

SECTION 8. CONTINUING EFFECT. Except as expressly provided herein, the Relevant Agreements and all other Transaction Documents shall remain unchanged and in full force and effect, and all rights, powers and remedies of the Senior Lenders are hereby expressly reserved. Without in any way limiting the generality of the foregoing, the Borrower and SRT shall be liable in accordance with the Transaction Documents for any and all sums and charges due pursuant thereto and shall timely pay, during the Waiver Period, all obligations coming due and payable under the Transaction Documents (including to the extent modified herein). Except to the extent expressly waived herein, SRT and the Borrower remain obligated by the representations, warranties, covenants, and other provisions set forth in the Transaction Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and SRT represents and warrants to the Senior Lenders that:

(a) each of the Borrower and SRT has the full authority and legal right and power to execute and deliver this Agreement and to perform the terms hereof and the transactions contemplated hereby;

(b) each of the Borrower and SRT has taken all necessary corporate or other action on the part of such party to be required to be taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(c) the execution, delivery and performance by such party does not constitute a violation or breach of such party's articles of incorporation, by-laws, or material agreements or any law by which such party is bound;

(d)      the Borrower has no Indebtedness other than Permitted Indebtedness;

(e) SRT has provided to the Senior Lenders all documents and agreements relating to (i) Indebtedness of SRT in excess of $5,000,000 and (ii) any pledge of, or security interest in, any asset of the Borrower and SRT; and listed on Schedule 1 hereto are all payments of principal of Indebtedness of SRT in excess of $5,000,000 scheduled to become due at any time from January 31, 2003 to January 31, 2004;

(f) as of the date hereof (i) RTC is not a Subsidiary of the Borrower, (ii) RTC is not an Affiliate of the Borrower (other than by means of its contractual obligations regarding the operation of RTC in accordance with the provisions of Section 6.1 of the Master and Share Exchange Agreement) and (iii) the Borrower does not hold any shares of capital stock in RTC;

(g) as of the date hereof, the representation set forth in Section 3.03 of the Transfer Restrictions Agreement is true and correct;

(h) SRT and the Borrower have provided the Senior Lenders with all material documents and factual information relating to (i) the acquisition by the Borrower of shares in the capital stock of RTC in accordance with the provisions of the Master and Share Exchange Agreement or otherwise,
         (ii) the issuance of stock in the Borrower in accordance with provisions of the Master and Share Exchange Agreement or otherwise,
         (iii) any existing or proposed transaction with GTH Chile or any Affiliate thereof, (iv) the terms upon which shares of capital stock in RTC are held by Antonio Ortuzar Vicuna and any instruction or direction to Antonio Ortuzar Vicuna regarding the disposition of such shares and
         (v) any other proposed or actual transaction to which the Borrower is or would be a party and that would have an adverse effect on the rights of the Senior Lenders under this Agreement or any other Financing Document;

(i) the Borrower and RTC (to the knowledge of the Borrower), as the case may be, are in compliance with its or their respective obligations under (i) the Master and Share Exchange Agreement (other than the obligation set forth in Section 3.3(i) of the Master and Share Exchange Agreement as modified by Section 2.10 of the Settlement Agreement (ii) the Settlement Agreement and (iii) the Contribution Agreement;

(j) as of the date hereof no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, are now pending or (to the knowledge of the Borrower, Chilean Holdco or BVI Holdco) are threatened against the Borrower, Chilean Holdco, BVI Holdco or RTC arising out of or in connection with the Master and Share Exchange Agreement, the Settlement Agreement or the Contribution Agreement;

(k) as of the date hereof, the aggregate outstanding principal amount of the Operating Loans Facility (as such term is defined in the CIBC Facility) is $5,000,000 Canadian;

(l)      there are no Defaults other than the Seventh Amendment Specified
         Defaults.

SECTION 10. COVENANTS.

(a) SRT covenants and agrees that, until the indefeasible payment in full of the Obligations:

         (i) it shall pay a deferral fee pro rata to each of the Senior Lenders on each of November 15, February 15, May 15 and August 15 in each year commencing August 15, 2003 and ending on the next such date after the date on which the Deferred Amount is paid in full. The deferral fee shall be calculated on the basis of the daily average outstanding portion of the Deferred Amount which was due to such Senior Lender in accordance with the terms of the Senior Loan Agreements during the previous
                  quarter at a rate per annum equal to [    ]*;

         (ii) it shall pay from time to time, but no later than 10 days after request and submission of detailed invoices therefor (provided that such invoices shall not be required to reveal privileged information), all reasonable fees, expenses and disbursements of the Senior Lenders (including, but not limited to, the fees, expenses and costs of legal counsel and financial advisors to the Senior Lenders);

         (iii) it shall provide the Senior Lenders with the proposed terms of any amendment or renewal of the CIBC Facility or the Trust Indenture within five (5) Business Days of the receipt of proposal by SRT thereof;

         (iv) during the Waiver Period, it shall not (A) incur additional indebtedness other than indebtedness permitted by the terms of
                  Section 4.2.1 of the Trust Indenture and Section 14(e) of the CIBC Facility (or any other section of the CIBC Facility as it may be amended from time to time that permits the incurrence by SRT of additional indebtedness), (B) exercise any rights under Section 12.0(b) of the CIBC Facility, (C) cause or permit any change to the terms of Section 4.2.1 of the Trust Indenture or Section 14(e) of the CIBC Facility (or any other section of the CIBC Facility as it may be amended from time to time that permits the incurrence by SRT of additional indebtedness), or (D) cause or permit any change to the Trust Indenture or the CIBC Facility which would have the effect of
                  (x) shortening the maturity thereof, (y) granting security over assets of SRT in favor of Indebtedness incurred under the terms of the Trust Indenture or the CIBC Facility, even if such grant of security would be permitted by Section 5.2(c) of the Direct Agreement or (z) otherwise adversely affecting the position of the Senior Lenders;

         (v) during the Waiver Period, it will not make any voluntary prepayment including, without limitation, a redemption or partial redemption of debentures or the purchase of debentures for cancellation in accordance with Article 3 of the Trust Indenture with respect to any Indebtedness. Notwithstanding the foregoing, nothing in this Section 10(a)(v) shall preclude the fulfillment by SRT of any payment obligation imposed by this Agreement or any of the Financing Documents; and

         (vi) in the event that the provisions of this Agreement or any of the Financing Documents require SRT to make intercompany loans to the Borrower during the Waiver Period in excess of the annual $6,000,000 cap imposed by Section 17 of the CIBC Facility, SRT will use its best efforts to obtain a waiver or amendment

* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  of Section 17 of the CIBC Facility and take such other steps as may be necessary in order to allow it to make such intercompany loans.

(b) the Borrower or SRT, as the case may be, shall give prompt (but in no event later than two (2) Business Days after the occurrence thereof) notice by facsimile to the Senior Lenders of any event or condition described in Section 6 (other than Section 6(a));

(c) the Borrower or SRT, as the case may be, shall provide the Senior Lenders with any additional information that either of the Senior Lenders shall reasonably request promptly upon receipt of such request;

(d) the Borrower or SRT, as the case may be, shall provide the Senior Lenders with either (i) a duly executed copy of any promissory note evidencing Subordinated Debt (as defined in the Intercompany Loans Subordination Agreement dated as of May 15, 2002 among SRT, the Borrower and the Senior Lenders (the "SUBORDINATION AGREEMENT")) or
         (ii) in the event that any payment obligations under the Financing Documents payable by the Borrower are satisfied by means of a direct payment from SRT, a duly executed copy of a letter of instruction from the Borrower to SRT instructing SRT to apply the proceeds of Subordinated Debt (as defined in the Subordination Agreement) to payment of the Senior Obligations (as defined in the Subordination Agreement);

(e) the Borrower covenants and agrees that it shall take all actions under applicable laws and regulations before the Central Bank of Chile in order to duly report the amendments set out in Section 4 within ten days of the date hereof;

(f) the Borrower shall not enter into any amendment or modification of either the Master and Share Exchange Agreement or the Settlement Agreement without the prior written consent of the Senior Lenders;

(g) SRT and the Borrower shall provide the Senior Lenders with all material documents and factual information, promptly upon such information becoming available to them at any time after the Effective Date, relating to (i) the acquisition by the Borrower of shares in the capital stock of RTC in accordance with the provisions of the Master and Share Exchange Agreement or otherwise, (ii) the issuance of stock in the Borrower of in accordance with provisions of the Master and Share Exchange Agreement or otherwise, (iii) any existing or proposed transaction with GTH Chile or any Affiliate thereof (iv) any other proposed or actual transaction to which the Borrower is or would be a party and that would have an adverse effect on the rights of the Senior Lenders under this Agreement or any other Financing Document;

(h) SRT shall submit to the Senior Lenders a monthly summary of developments and negotiations regarding Closing (as such term is defined in the Master and Share Exchange Agreement). Such summary shall be signed by an Authorized Officer of SRT and shall be delivered to the Senior Lenders contemporaneously with the monthly report required to be delivered to the Senior Lenders in accordance with Section 8.01 (c) of the Common Agreement. Such summary shall be accompanied by (i) a certificate signed by an Authorized Officer of SRT confirming the truth and correctness of the representations and warranties contained in Sections 9(f), (g), (h) and (j) as of the date of delivery of such certificate and (ii) a certificate signed by an Authorized Officer of CTR confirming the truth and correctness of the representations and warranties contained in Sections 9(i) and (1) as of the date of delivery of such certificate;

(i) neither the Borrower nor any officer or Authorized Officer of the Borrower shall, in its or their capacity as operator of RTC or otherwise, permit or allow RTC to take any one or more of the following actions:


         (i) create, incur or suffer to exist any additional Indebtedness other than Indebtedness issued in the ordinary course of business and in an aggregate amount not exceeding $400,000;

         (ii)     make or permit to remain outstanding any Investments except
                  (A) investments outstanding on the date hereof, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of RTC's financial planning and not for speculative purposes and (D) investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

         (iii) create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Liens of the type set forth in sub-paragraphs (iii), (iv),
                  (v), (vi), (vii) and (viii) of Section 8.06(a) of the Common Agreement;

         (iv)     declare or make any Restricted Payment;

         (v) grant any pledge, lien, mortgage, charge, security interest or encumbrance of any kind over any shares of capital stock in RTC;

         (vi) represent that it acts on behalf of the Borrower or hold itself out to be a Subsidiary or other Affiliate (other than by means of the Borrower's contractual obligations regarding the operation of RTC in accordance with the provisions of
                  Section 6.1 of the Master and Share Exchange Agreement) of the Borrower;

         (vii) enter into any transaction with the Borrower in connection with which RTC would be entitled to cash consideration or in connection with which RTC would generate a receivable.

SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 12. BENEFIT OF AGREEMENT. This Agreement is solely for the benefit of the signatories hereto (and their respective successors and assigns), and no other Person (including without limitation any other creditor of or claimant against SRT or the Borrower or any shareholder of SRT or the Borrower) shall have any rights under, or because of the existence of, this Agreement,

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 15. NO COMMITMENT OR WAIVER. Neither this Agreement nor any action or inaction on the part of the Senior Lenders shall be construed to constitute or represent (i) a commitment by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to restructure any Indebtedness of the Borrower, or (ii) an intention by the Senior Lenders, except as expressly provided in Section 2 above, to waive, modify or forbear from exercising any of their rights, powers, privileges or remedies under the Transaction Documents or under any other document or agreement, at law, in equity or otherwise (including with respect to any Default or Event of Default (other than with respect to the Seventh Amendment Specified Defaults to the extent provided herein)), and SRT and the Borrower each acknowledge, agree and confirm, except as expressly provided in Section 2 above, that no such commitment, waiver, modification or forbearance has been offered, granted, extended or agreed to by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity (including with respect to any Default or Event of Default (other than with respect to the Seventh Amendment Specified Defaults to the extent provided herein)). Nothing set forth in this Agreement shall be construed so as to require the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to agree to the terms of any modification proposed by the Borrower or SRT to the Transaction Documents or any other document or agreement to which either of the Senior Lenders is a party.

SECTION 16. REMEDIES. No failure on the part of the Senior Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Senior Lenders of any right, power or remedy hereunder, under Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 17. VOLUNTARY AGREEMENT. Each of the Borrower and SRT represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement, and the documents and agreements executed and to be executed in connection with this Agreement. No provision hereof shall be interpreted or construed for or against any party because such party prepared or requested, or may have prepared or requested, such provision, any other provision or this Agreement as a whole.

SECTION 18. TRANSACTION DOCUMENTS IN FULL FORCE. Each of SRT and the Borrower covenants and agrees that the Transaction Documents and the provisions thereof are and remain legal, valid and binding obligations of each of SRT and the Borrower enforceable in accordance with their terms, and remain in full force and effect except as amended or modified hereby, and each of SRT and the Borrower hereby reaffirm, reconfirm and restate, all such obligations, as so modified, to the Senior Lenders. Each of SRT and the Borrower acknowledge that none of the provisions contained in this Agreement, including without limitation the Borrower's obligation to deliver to the Senior Lenders certain information regarding (a) RTC, (b) the issuance of shares in the Borrower or (c) the acquisition by the Borrower or any other SRT Party (as such term is defined in the Transfer Restrictions Agreement) of any shares in any other entity, shall constitute consent by the Senior Lenders to any transaction that would be prohibited by the terms of the Financing Documents. Neither SRT nor the Borrower has, and, in any event, hereby waives and releases, any claim, counterclaim, demand (other than notices required under the Transaction Documents), action, defense (other than that SRT or the Borrower in fact has performed or complied with such obligation) or offset against any of its Indebtedness, Obligations and other obligations (and the enforcement thereof) under the Transaction Documents against the Senior Lenders or their respective employees, agents and representatives, by reason of any matter, cause or thing whatsoever occurring on or before the date hereof which relates to or arises out of the Transaction Documents or any obligations or responsibilities of the Senior Lenders under or in respect of the Transaction Documents. In addition, each of SRT and the Borrower agrees not to commence, join in, assist, cooperate, prosecute or participate in (other than as a defendant) any suit or other proceeding in a position that is materially adverse to the Senior Lenders concerning matters within the scope of the waiver contained above. Each of SRT and the Borrower hereby expressly acknowledges and agrees that nothing in this Agreement or in any document or instrument executed in connection with or pursuant to this Agreement shall constitute a satisfaction as to all or any portion of the Obligations.

SECTION 19. CERTAIN ACKNOWLEDGMENTS. Each of SRT and the Borrower hereby:

(a) expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the EDC Loans is $20,090,908.00;

(b) expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the IDB Loans is $20,909,092.02;

(c) expressly acknowledges and agrees that each of the Seventh Amendment Specified Defaults has occurred and continues to exist (or, in the case of the Seventh Amendment Specified Defaults listed in Sections 2(c) and 2(d), will occur and continue to exist during the Waiver Period) as of the date of this Agreement and represents and warrants that, except for the Seventh Amendment Specified Defaults, as of such date no other Event of Default has occurred and continues to exist;

(d) expressly acknowledges and agrees that funds extended by SRT to the Borrower during the period commencing on June 30, 2001 through and including the Waiver Termination Date shall not constitute funds to be applied to the capped amount of $12 million referred to in Section 2.01(2)(iii) of the Project Funds Agreement;

(e) expressly acknowledges and agrees that it will not take any action with respect to any sale or disposition of the Borrower or its assets in connection with the acquisition of assets of RTC or for any other reason without the prior written consent of the Senior

         Lenders, and that such consent will be subject to, without limitation, the compliance by the Borrower and SRT with the terms of the Transfer Restrictions Agreement and the Common Agreement with respect to a sale or disposition of the Borrower or its assets; and

(d) ratifies and reaffirms the validity, perfection and enforceability of all of the Liens and security interests heretofore granted pursuant to the Transaction Documents to the Senior Lenders as collateral security for the Obligations and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations from and after the date hereof

SECTION 20. MOST FAVORED CREDITOR CLAUSE. Each of SRT and the Borrower hereby agrees that it shall not enter into any standstill, forbearance or restructuring agreement (of any type or nature) with any creditor or creditors without the prior written consent of the Senior Lenders. If during the Waiver Period, SRT or the Borrower enters into any such other standstill, forbearance or restructuring agreement that contains any terms, provisions or treatment that are more favorable to such creditor or creditors, in the opinion of the Senior Lenders, than the terms, provisions, or treatment of the Senior Lenders set forth herein, then the Senior Lenders shall be entitled to be accorded the benefits of any such terms, provisions or treatment, as reasonably determined by the Senior Lenders, and SRT or the Borrower, as the case may be, shall be required immediately to take any and all actions necessary to accord the Senior Lenders the benefits of such terms, provisions or treatment. Notwithstanding the foregoing, this clause shall not apply to extend the stated term of this Agreement. Neither SRT's nor the Borrower's obligations hereunder shall be exhausted by any one exercise of this clause, but shall survive for the term of this Agreement

SECTION 21. COMMON AGREEMENT EVENT OF DEFAULT. Any breach by SRT or the Borrower of any of the terms of this Agreement and the occurrence of any of the events or actions referred to in Section 10(i) will constitute an Event of Default under the Common Agreement.

SECTION 22. FURTHER ASSURANCES. Each of the Borrower and SRT shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to effectuate the intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    SR TELECOM INC.

                                    By: /s/ DAVID ADAMS
                                       -----------------------------------------
                                    Name:  DAVID ADAMS
                                    Title: VP FINANCE & CHIEF FINANCIAL OFFICER



                                    By: /s/ M.J. MORRIS
                                       -----------------------------------------
                                    Name:  M.J. MORRIS
                                    Title: SENIOR V.P. STRATEGIC DEVELOPMENT



                                    COMUNICACION Y TELEFONIA RURAL S.A.

                                    By: /s/ GERALD C. LACROIX
                                       -----------------------------------------
                                    Name:  GERALD C. LACROIX
                                    Title: General Manager

                                    EXPORT DEVELOPMENT CANADA

                                    By: /s/ SEAN MITCHELL
                                       -----------------------------------------
                                    Name: Sean Mitchell
                                    Title: Special Risk Manager



                                    By: /s/ SVEN LIST
                                       -----------------------------------------
                                    Name:  Sven List
                                    Title: Financial Services Manager

                                    INTER-AMERICAN DEVELOPMENT BANK



                                    By: /s/ HIROSHI TOYODA
                                       -----------------------------------------
                                    Name:  HIROSHI TOYODA
                                    Title: PRI/MGR



                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: